Exhibit 24

                              CONFIRMING STATEMENT

          This Statement confirms that the undersigned, Ralph B. Levy, has authorized and designated each of Stephen H. Weinstein, Mark A. Wilcox, Diana R. Davies, Anthony E. Szydlowski and Jacqui van Beelen (each with full power of substitution) to execute and file any Statements of Changes of Beneficial Ownership of Securities on Form 3, Form 4 or Form 5) on the undersigned's behalf (including any supplements or amendments thereto) that the undersigned is required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of RenaissanceRe Holdings Ltd. The authority of such persons under this Statement shall continue until August 15, 2010, unless earlier revoked in writing. The undersigned expressly acknowledges that none of the above persons is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.



Dated as of:  August 15, 2007



                                                         /s/ Ralph B. Levy
                                                       -------------------------
                                                       Ralph B. Levy